Exhibit 99.1

Optum and Change Healthcare Complete Combination

EDEN PRAIRIE, Minn., Oct. 3, 2022: Optum, a diversified health services company, announced it has completed its combination with Change Healthcare.

The combined businesses share a vision for achieving a simpler, more intelligent and adaptive health system for patients, payers and care providers. The combination will connect and simplify the core clinical, administrative and payment processes health care providers and payers depend on to serve patients. Increasing efficiency and reducing friction will benefit the entire health system, resulting in lower costs and a better experience for all stakeholders.

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About Optum

Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone. With more than 210,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE: UNH). For more information, visit www.Optum.com.

UnitedHealth Group Investor Relations:

Zack Sopcak

(952) 936-7215

zack.sopcak@uhg.com

Optum Media Relations

Gwen Holliday

(202) 549-3429

gwen.m.holliday@optum.com